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                                    FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




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                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 24, 2002

                         Commission File Number 1-13123



                                METALS USA, INC.
             (Exact name of Registrant as Specified in its Charter)



                 DELAWARE                               76-0533626
      (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)              Identification Number)



           THREE RIVERWAY, SUITE 600
               HOUSTON, TEXAS                             77056
  (Address of Principal Executive Offices)              (Zip Code)



      Registrant's telephone number, including area code: (713) 965-0990




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                                 METALS USA, INC.

                                    FORM 8-K



ITEM 5.  OTHER EVENTS

Text of Press Release Dated June 21, 2002 -


                       METALS USA ANNOUNCES AGREEMENT WITH
                       CREDITORS ON PLAN OF REORGANIZATION


       JUNE 21, 2002 -- HOUSTON -- Metals USA, Inc. (OTC.BB: MUIN), a metals distributor and processor headquartered in Houston, today announced an agreement has been reached with the Official Committee of Unsecured Creditors (which is comprised of holders of the Company's 8.625% Senior Subordinated Notes and trade creditors) on the terms of a Plan of Reorganization (the "Plan"), subject to definitive documentation and obtaining the required approvals and exit financing. As previously reported, Metals USA filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on November 14, 2001.

       Under the agreed terms, the Plan would provide that the company's existing equity will be extinguished. The company's unsecured creditors (other than creditors with de minimis/convenience class claims) will receive a publicly traded equity in the form of 100% of the new common stock in the reorganized company to discharge approximately $380 million of unsecured debt. Holders of existing equity will receive five-year warrants to purchase an aggregate of up to fifteen percent of the new common stock of the reorganized company. The warrants will have an exercise price calculated at full recovery for all unsecured creditors. The company cannot provide any assurance as to whether a market will develop for the warrants.

       All currently outstanding options and warrants of the company will be cancelled on the effective date of the Plan. The Plan would provide for the establishment of a new equity incentive plan for employees to be administered by the Board of Directors of the newly reorganized company.

       Additionally, the Board of Directors of the reorganized company will consist of five or seven members at the discretion of the Committee, which will include one executive officer from the reorganized company.

       J. Michael Kirksey, Chairman, President & Chief Executive Officer of Metals USA, stated, "We have been working diligently with the Committee to move through the bankruptcy process as prudently and expeditiously as possible. Consummation of this agreement, when combined with the successful completion of the previously announced asset sales, will position the company to continue to be one of the largest buyers of metals in the United States with a credit-worthy financial position."

       Metals USA, Inc. is a leading North American metals distributor and processor. Metals USA, Inc. provides a wide range of products and services in the Carbon Plates and Shapes, Flat Rolled Products, and Building Products markets. For more information, visit the company's web site at WWW.METALSUSA.COM.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


     (c)   EXHIBITS:

     10.0 Term Sheet by and among the Official Unsecured Creditors Committee and Metals USA, Inc., June 12, 2002.





























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                                 METALS USA, INC.

                                    FORM 8-K

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Registrant.



                                                 METALS USA, INC.




Date:  June 24, 2002                  By:        /s/ Terry L. Freeman
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                                                     Terry L. Freeman
                                             Senior Vice President, Treasurer
                                               and Chief Accounting Officer




















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